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                                                                   EXHIBIT 10.10



STATE OF LOUISIANA

PARISH OF IBERIA

             LEASE AND OPERATING AGREEMENT TO ESTABLISH AND OPERATE
                      AS A SPECIALTY AVIATION OPERATOR AT
              ACADIANA REGIONAL AIRPORT, IBERIA PARISH, LOUISIANA

         This agreement, made in the City of New Iberia and Parish of Iberia, State of Louisiana and entered into this 2nd day of October, 1991,

                                 By and Between

         The IBERIA PARISH AIRPORT AUTHORITY, a political subdivision duly created, organized and existing under and by virtue of a resolution of the Police Jury of Iberia Parish, Louisiana on January 26, 1966, being Resolution Number 6, hereinafter called "LESSOR" and represented by and acting through WILTZ P. SEGURA, its Chairman, duly authorized, having 510 Avenue "C", New Iberia, LA 70560, as its permanent mailing address, and PRIDE AVIATION, INCORPORATED, a corporation, herein represented by and acting through FRANK RICE, its President and Chief Executive officer, hereinafter called "LESSEE", duly authorized by a Resolution of the Directors of said corporation, a copy of which is attached hereto, having 3725 Hangar Drive, New Iberia, LA 70560 as its permanent mailing address,

                                 WITNESSETH

         WHEREAS, the Lessor now operates a public airport certified under FAA
Part 139 designated as Acadiana Regional Airport, located in Iberia Parish, Louisiana, hereinafter referred to as Airport; and

         WHEREAS, the Lessee desires to locate its specialty aviation operation on the Airport, and pursuant to State of Louisiana Revised Statutes 2:135.1(I), wherein, leases of airport operational space, facilities, equipment and other airport land and improvements at ARA may be entered into without advertising or competitive bidding with persons engaged in the manufacture, storage, maintenance, retrofitting, repair, and maintenance of aircraft in excess of one hundred fifty thousand pounds. Lessor has determined to make the site available to Lessee to be used for aviation specialty shop operations, therewith.

         WHEREAS, the Iberia Parish Airport Authority has determined that Pride Aviation, Inc., meets all requirements of LRS 2:135.1 (I) and is in possession of FAA Repair Station Certification No. PHPR948K.
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         NOW, THEREFORE, for and in consideration of the premises and mutual undertakings, agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I. PREMISES LEASED AND PURPOSE, OBJECTS, RIGHTS AND PRIVILEGES

         A. Leased Premises

         1.00 Lessor does hereby lease to Lessee and Lessee does hereby accept and lease from Lessor the land, buildings and improvements of the airport, more particularly described as follows:

                                   TRACT NO.1

Beginning at an iron rod on the western edge of a 50' wide concrete slab known as Industrial Drive, said rod having USNAAS coordinates of Y=47,483.06' and X=50,228.55'; thence, along the western edge of said Industrial Drive S10'53'W 90.00' to an iron rod; thence, leaving said Industrial Drive N79'07'W 110.28' to an iron rod; thence, N10'53'E 90.00' to an iron rod; thence, S79'07'E 110.28 to the point of beginning. Said tract of land contains 0.227 superficial acres.

                                  TRACT NO. 2

From an iron rod on the western edge of a 50' wide concrete slab known as Industrial Drive, said rod having USNAAS coordinates of Y=47,483.06' and X=50,228.55'; go along the western edge of Industrial Drive S10'53'W 426.84' to an iron rod having USNAAS coordinates of Y=47,063.89' and X=50,147.95', said point being the point of beginning; thence, continuing along the western edge of Industrial Drive S10'53'W 493.62' to the Point of Curvature of a curve; thence, on a curve to the right, (said curve having a deflection angle of 117'00', and a radius of 25.00'), a distance of 51.05' to the Point of Tangency; thence, S37'53'W 1.15' to a point on the northeastern edge of a 50' wide concrete taxiway; thence, along the northeastern edge of a 50' wide concrete taxiway N52'07'W 484.98' to a point; thence, leaving said taxiway N10'42'E 296.75' to a point; thence, S79'07'E 469.95' to the point of beginning. Said tract of land contains 4.469 superficial acres.

Both tracts of land are more particularly shown and delineated on a Plat of Survey by G.K. Pratt Munson, Registered Land Surveyor #2794, dated June 9, 1988, attached hereto and made a part hereof.





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Tract No.1 is subject to a right-of-way for Industrial Drive.

Tract No. 2 is subject to a right-of-way for Industrial Drive and to a Public Aircraft Passage, all as shown on said plat.

         These passage areas shall be maintained as a public aircraft passage, and shall be kept open by Lessee at all times for use as an aircraft passageway and for use of emergency vehicles.

         Lessee is not granted the exclusive use of the common aircraft ramp areas but Lessor delegates and assigns to Lessee authority to oversee the safe flow of traffic through these areas and the Lessee shall have and enjoy the right of ingress and egress to and from the leased premises, the aircraft ramp areas and the landing areas for airplanes upon the taxiways and roadways of Lessor. Lessor's roadways, aircraft ramp areas and taxiways shall be used jointly with other tenants, operators and other designated users at the airport, and except as may be necessary to protect the safe flow of traffic and the safety of personnel, aircraft and equipment, Lessee shall not interfere with the rights and privileges of other persons or firms using said facilities. Lessor reserves the right to designate, assign and delegate authority over any and all aircraft ramp areas and, as may be necessary, change, alter, or adjust said areas to enhance public use and availability, and to protect the safe flow of all traffic, personnel, aircraft and equipment thereon. Lessor shall act reasonably in the delegation, designation, assignment, change, alteration and/or adjustment of said areas to substantially comply with the assignment of aircraft ramp areas provided.

         B. Purpose, Objects, Rights and Privileges

         1.01 This agreement vests Lessee with the right and privilege to operate as a specialized aviation operator on the airport and the leased premises shall be used by Lessee solely for said purposes, as defined by the Federal Aviation Act of 1958 as amended and the Minimum Standards and Requirements for the Conduct of Commercial Aeronautical Services and Activities at Acadiana Regional Airport adopted November 7, 1979, as amended on August 30, 1989, where applicable.





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         1.02    Lessee agrees to provide, and is herein required to provide the aforementioned and described services and the right and privilege to operate as an Aviation Specialty Shop hereby granted shall exist so long as the character of the facilities operated or services furnished shall be consistent with the requirements of the Federal Aviation Act of 1958, as amended.

         1.03 Lessee shall not engage in those aircraft and aviation services customerly rendered by an FBO under the airport Minimum Standards. Any such activity is considered a breach of this lease, or at its option, Lessor may impose a civil penalty of not more than $500.00 for each violation. Lessor agrees not to engage in such activity and acknowledges notice of Lessor's rights to enforcement by termination of this lease or the imposition of civil penalties.

ARTICLE II. TERM OF LEASE, EXTENSIONS AND OPTIONS TO EXTEND; LESSOR/LESSEE CONSTRUCTION; INDEPENDENT CONTRACTOR STATUS

         A.      Term of Lease, Extensions and Options to Extend

         2.00 This lease shall be for a primary term of ten (10) years from the effective date hereof designated as the lst day of February, 1991.

         2.01 The term of this lease may be extended, at the option of the Lessor, if, within the primary term, Lessee adds or contracts for permanent improvements to be constructed or placed on or made to the land in the amount of not less than twenty (20) thousand dollars.

         2.02 The option to extend the term of this lease must be exercised by the Lessee giving written notification to the Lessor and upon a proper showing that such improvements have, in fact, been made or contracted in accordance with the provisions of Louisiana Revised Statutes, Title II, Section 135.1(B).

         B.      Lessor's Construction

         2.03 Lessor may provide additional improvements to the leased premises during the terms and extensions of this lease but is not obligated to do so.

         C.      Lessee's Construction

         2.04 It may be necessary for the Lessee to make certain improvements to the exterior of the hangar area within the first twelve (12) months of the lease as follows:

                 Modifications to the hangar doors in order to widen the hangar door openings to 80'.





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         2.05    Engineering expertise required for these improvements shall be provided by a duly licensed engineer. All engineering fees associated with these improvements shall be the responsibility of the Lessee.

         2.06 Lessee may construct buildings and improvements on the leased premises to facilitate its operations and to conduct its activities and services.

         2.07 All plans and specifications for proposed construction shall be submitted to the Authority and approved by same prior to the commencement of construction. Lessee shall demand or provide 100% performance and lien insurance on all such construction and name Lessor as co-obligee, additional insured, named insured or third party beneficiary.

         2.08 All aviation hangars and buildings that may be constructed by Lessee shall be of pre-engineered metal construction, similar in architectural design to the present facilities at Acadiana Regional Airport and contain sufficient area to conduct minimum services therefrom.

         2.09 The buildings and improvements shall be constructed at Lessee's expense and shall, upon completion, be free and clear of all laborers, mechanics, materialman, contractor, surveyor and architectural liens, privileges, judgments and obligations excepting valid and approved mortgages for construction or operations.

         2.10 Lessee may provide adequate adjacent hard surfaced parking to its buildings and improvements to accommodate employees, guests and business invitees.

         2.11 All plans and specifications for proposed construction improvements shall be furnished by a duly licensed architect or engineer and approved by Lessor in advance of any construction or renovation.

         2.12 Upon completion of any such improvements, Lessee shall present to Lessor a statement of the "Construction and/or Alteration Costs" which shall include all monies paid by Lessee for actual demolition, construction or alterations, including architectural, engineering costs and other pertinent fees and charges.

         2.13 All such improvements shall be and remain the property of Lessor at the termination or abandonment by Lessee of the leased premises, without any cost to Lessor, but the use thereof shall be enjoyed by Lessee during the remaining term of the lease, or any extension thereof, without the payment by Lessee of additional rental.





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         D.      Independent Contractor Status

         2.14 Lessor and Lessee agree that Lessee will maintain independent contractor status during the term of this lease and will not be an agent of the Lessor. It is agreed and understood that, as an independent contractor, such status will not constitute any liability of any nature on the part of the Lessor for Lessee's operations and activities.

ARTICLE III. RENTALS AND OTHER CONSIDERATIONS

         A. Rentals

         3.00 Lessee, in consideration of the possession and use of the premises shall be obligated to pay an annual rental of $16,190.00. The annual rental shall be due and payable on January 1, of each and every year. The annual rental may be paid in monthly installments equal to one-twelfth (1/12) of the annual rental due and payable on the 1st day of each and every month.

         3.01 Commencing with and continuing throughout the primary term of this lease and any and all extensions thereof, Lessee shall pay Lessor rentals, in cash, annually or monthly, in advance, as follows:

         (a) The first five (5) years, an annual rental of $16,190.00 or monthly installments equal to one-twelfth (1/12) of the annual rental or $1,350.00; and

         (b) Each successive five year period the annual rental shall increase by 10% of the original annual amount of the lease compounded every five (5) years reckoning from the date of commencement of the lease and to include the original lease term and any extensions thereof.

         B.      Fees On Aircraft Ramp

         3.02 Lessee shall pay to Lessor for the privilege of use and occupancy of the above described aircraft ramp areas royalty fees.

                 The royalty fees have been included in the annual rental computation in accordance with the minimum standards and are not listed separately in this agreement.

         C.      Fuel Flowage

         3.03 The parties agree that in consideration of Lessee receiving fuel and lubricating oil at Acadiana Regional Airport for aircraft, it shall pay to the Airport Authority fuel flowage fees as follows:





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         (a)     an amount equal to four percent (4%) on operator's invoiced cost of fuel, never less than three cents ($0.03) per gallon, intended for into plane operations at Acadiana Regional Airport, and

         (b) twelve percent (12%) of operator's invoiced cost of oil and lubricants, never less than nine cents ($0.09) per gallon, delivered to Acadiana Regional Airport.

         3.04 Fuel flowage fees are due and payable by Lessee to Authority, in cash, monthly on or before the tenth (10th) day of each month. It is understood that all payments of fuel flowage fees shall be accompanied by a statement or invoice from the wholesaler or retail fuel and lubricant distributor who delivered said fuel, oil and/or lubricants to Lessee.

         3.05 In the event that Lessee chooses to install additional fuel tanks on the leased premises, it must first secure written approval from Authority to do so. If approval is granted by the Authority, then Lessee shall install the tanks in accordance with rules, regulations and specifications of the Louisiana State Fire Marshall, Department of Environmental Quality (DEQ) and the U.S. Environmental Protection Agency (EPA) presently in effect and as may be amended during the terms of this lease.

         D.      Delinquency and Default

         3.06 In the event, Lessee fails to remit to Authority, in cash, the advance annual rental (or advance monthly installments equal to one-twelfth (1/12) of the annual rental) more than 30 days beyond the due date, Lessee shall be deemed in default of this lease and agreement.

         3.07 All annual rental payments (or monthly installments equal to one-twelfth of the annual rental) due and owing, but unpaid more than 30 days beyond the due date shall be deemed delinquent and shall be assessed a delinquency charge of one (1%) percent per month or twelve (12%) percent per annum.

         3.08 In the event dispute arises as to the correct amount of rent due, Authority shall accept the sum tendered by Lessee under protest, and if a deficiency is subsequently determined, the delinquency charge shall apply only to the amount of the actual deficiency.

         3.09 Should Lessee at any time violate any of the conditions of this lease requiring the payment of rentals, fuel flowage or other monetary considerations, or fail to comply with any of its obligations, as stipulated or upon the filing of a bankruptcy, receivership or respite petition by or against Lessee, or upon Lessee's suspension, failure or insolvency, the rent for the whole unexpired term of this lease shall, without demand or putting





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Lessee in default, become due and payable and Lessor, at its option, has the right to cancel the lease, or re-enter and lease said premises for such price and on such terms as may be immediately obtainable, and apply the net amount realized to the payment of the rent. In the event the premises are re-leased, Lessee would be liable for all Lessor's expenses, including but not limited to loss of rent and collection expenses.

         3.10 Should the premises be vacated or abandoned by Lessee because of ejectment for breach hereof, or otherwise, or should the Lessee begin to remove personal property or goods to the prejudice of the Lessor's privilege, then the rent for the unexpired term, with attorney fees, shall at once become due and exigible and Lessor, at its option, has the right to cancel the lease, or re-enter and lease said premises for such price and on such terms as may be immediately obtainable, and apply the net amount realized to the payment of the rent. In the event the premises are released, Lessee would be liable for all Lessor's expenses, including but not limited to loss of rent and collection expenses.

         3.11 The failure of the tenant to pay the rent punctually or before the date upon which the rental falls due, shall ipso facto and without demand or putting in default, terminate and cancel the lease. In such event, the Lessor may take such legal steps as are necessary and appropriate under the law to cancel the lease, to evict the tenant or tenants refusing to leave the grounds leased and to recover monies due the Lessor for past due rentals and damages for lost rentals occasioned by the tenants. Improvements placed on the property leased shall be subject to seizure and sale by the Lessor in order to satisfy the Lessor's claim for monies and/or damages owed by delinquent tenants.

         3.12 At the expiration of this lease, or its termination for other causes, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, he consents to pay as liquidated damages five times the rent per day, with attorney fees and costs. Lessee also expressly waives any notice to vacate at the expiration of this lease and all legal delays, and hereby confesses judgment with costs, placing Lessor in possession to be executed at once. Should Lessor allow or permit Lessee to remain in the leased premises after the expiration of this lease, this shall not be construed as a reconduction of this lease.

         3.13 Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's rights, Lessor expressly reserving the right to always enforce prompt payment of rent, or to cancel this lease, regardless of any indulgences or extensions previously granted. Failure to comply with any condition or obligation of this lease will make Lessee liable for any loss or damage sustained by Lessor.





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         3.14    In the event it becomes necessary to employ an attorney at law for the purpose of collecting rental under this lease, by suit or otherwise, Lessee obligates itself to pay the fees of the attorney so employed which fees are hereby fixed at the sum of fifteen (15%) per cent of the amount placed in said attorney's hands for collection, provided that in no event shall said fees be less than $500.00. If it should become necessary for Lessor to employ an attorney for the purpose of cancelling the lease because of Lessee's violation of any other term, Lessee obligates itself to pay the reasonable fees of the attorney so employed and all costs of said proceedings.

         3.15    Rental payments as aforesaid shall be made payable to the:

                        Iberia Parish Airport Authority
                                 510 Avenue "C"
                              New Iberia, LA 70560

or to such other department or address as may be specified by Authority in writing from time to time.

ARTICLE IV. UTILITIES

         4.00 Lessee agrees to make its own arrangements for all utility extensions, modification and services and to pay for such services and deposits on its leased premises. No waste shall be committed or damage done to the property of the Lessor in the establishment of said utility services.

ARTICLE V. SIGNS

         5.00 Lessee is authorized to erect and install signs and advertisements promoting its name and/or services it may offer subject to Lessor's prior written consent, provided that such consent will not be unreasonably withheld.

ARTICLE VI. ALTERATIONS, FURNITURE AND FURNISHINGS

         A.      Alterations

         6.00 Lessee shall not construct or install any additional buildings or structures on the leased premises nor otherwise alter or modify the lease premises without first obtaining the written consent of Lessor. Lessor's consent will not be unreasonably withheld.

         6.01 Lessee shall not remove, alter, modify or make any structural changes in any of the buildings or structures placed thereon without first obtaining the written consent of Lessor. Lessor's consent will not be unreasonably withheld.





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         6.02    Lessee shall not modify or make any additions to the plumbing, electrical or other utilities therein without first obtaining the written consent of Lessor. Lessor's consent will not be unreasonably withheld.

         6.03 For the purpose of this paragraph, any penetration of the roof, exterior walls, floor and foundation shall be considered a structural change.

         6.04 In the event Lessee makes alterations or improvements to the leased premises, then the use thereof shall be enjoyed by Lessee during the remaining term of the lease without the payment of additional rental and such alterations or improvements shall become the property of Lessor at the termination of this lease.

         B.      Furniture or Furnishings

         6.05 Lessee agrees to install the necessary furniture, furnishings, equipment and fixtures necessary for the conduct of its operations in accordance with the Minimum Standards.

ARTICLE VII. MAINTENANCE

         7.00 The Lessor shall maintain the roof, walls and foundations of the premises in good condition.

         7.01 Utility line maintenance outside the Lessee's delineated property boundary shall be the Authority's responsibility.

         7.02 Lessor will not be responsible for damage caused by leaks in the roof, by bursting of pipes, by freezing or otherwise, or by any vice or defects of the leased property or the consequences thereof except in the case of positive neglect or failure to take action toward the remedying of such defects within reasonable time after having written notice from Lessee of such defects and the damage caused thereby. Should Lessee fail to promptly so notify Lessor in writing of any such defect, Lessee will become responsible for any damage resulting to Lessor or other parties.

         7.03 Lessee shall maintain interior plumbing fixtures, outlets, and drains and keep them free from foreign objects and obstructions; maintain the heating and air conditioning system, including cleaning and removal of filters and general maintenance; and maintain the electrical system including replacement of fixtures and lights. Lessee shall maintain inside and outside of premises up to normal standards. Lessee shall be responsible for major repairs to the hangar doors, the heating and air conditioning system and major plumbing repairs.





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         7.04    All major repairs to electrical and mechanical equipment
contained on the leased premises shall be made by licensed personnel. Other repairs shall be made by skilled craftsmen performing such work regularly as a trade. Lessee shall be responsible for maintaining electric loads within the designed capacity of the system as installed or modified.

         7.05 Subject to the foregoing, Lessee shall maintain the leased premises in good repair, ordinary wear and tear accepted. Lessee shall maintain the leased premises and the assigned aircraft ramp areas in a neat and sightly condition and shall not permit the accumulation of waste, trash or debris on airport property.

         7.06 Collection and on site storage of wrecked or derelict aircraft and related items shall be prohibited under the terms and conditions of this lease. However, Lessee may store for repair or maintenance such aircraft on a limited basis not to exceed twelve (12) months.

         7.07 Lessee will not allow any waste, trash, debris, fuels, lubricants or any other material whatsoever to be discharged onto the leased premises. Lessee shall dispose or contract with a DEQ approved operator for the removal and proper disposal of expended lubricating oil, solvents, fuels, chemicals and other products that may accumulate as a result of the Lessee's use of the leased premises. The Authority may remove any waste, trash, fuel, lubricants, or other materials discharged or otherwise placed on said leased premises by Lessee, its employees, agents, representative, licenses, invitees, patrons or customers and charge Lessee for such cost including testing and clean up including labor and material.

ARTICLE VIII. PAYMENT OF TAXES

         8.00 Lessee shall be liable for any and all taxes, penalties and interest thereon assessed, levied or charged by any governmental agency against Lessee's tangible personal property (inventory, equipment, machinery, furnishings and other movable assets) situated on the leased premises and against any interest acquired under this agreement.

         8.01 No exemption or waive from taxes on personal or business property inures to the benefit of Lessee by association, contract or other relationship to the Airport Authority as a public body.





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ARTICLE IX. COMPLIANCE WITH LAW

         9.00 Lessee while exercising rights granted herein, shall observe and comply with, and at its own cost and expense, requirements of Federal, State or local statutes, ordinances, regulations and standards applicable to Lessee or its use of the leased premises, including but not limited to Exhibit "A", other rules and regulations promulgated from time to time by the Iberia Parish Airport Authority and the Iberia Parish Council for administration of the airport.

         9.01 Lessee shall procure and maintain during the term of the agreement, all licenses, permits and similar authorizations required for the conduct of its business operations.

ARTICLE X. AIRPORT SECURITY

         10.00 Lessee agrees that it will, at its own cost and expense, enroll and participate in the airport security program during the term of this agreement.

ARTICLE XI. RIGHT OF ENTRY, INSPECTION AND ACCOMPLISHMENT OF OBLIGATIONS

         11.00 The Lessor reserves the right to inspect the premises and shall be permitted to enter and view the premises or equipment on the leased premises. Lessor shall at all reasonable times have the right to enter the premises accompanied by Lessee for the purpose of inspecting and of making such, if any, repairs that Lessor may be bound or elect to make.

ARTICLE XII. WAIVER OF LIABILITY, INDEMNITY AND INSURANCE

         A.      Indemnity

         12.00 Lessee assumes full responsibility for the condition of the leased premises, and all buildings, improvements, fixtures and equipment thereon, and for all of Lessee's operations BUT DOES NOT ASSUME ANY RESPONSIBILITY FOR LESSOR'S NEGLIGENCE OR THE NEGLIGENCE OF LESSOR'S AGENTS, OFFICERS, OR EMPLOYEES. In the event of any suit, claim or action by Lessee, his agents, employees, invitees or third persons brought against Lessor or the Iberia Parish Council to recover for or on account of any injury to property or persons (including death) caused by any vice or defect in or upon said leased premises, including the buildings, improvements, fixtures and equipments thereon, or on account of Lessee's operations, Lessee agrees to appear and adjust, settle or defend said action or claim at its sole cost and expense and to pay and satisfy any adverse judgment that may be entered on final determination.





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         12.01    Lessee agrees that if Lessor is involuntarily made a party defendant to any litigation concerning this lease property, not due to any act or omission of Lessor, Lessee will hold Lessor free and harmless from any expenses reasonably incurred in defending such action. Lessor shall, at all times during the term of this lease, be held free and harmless by Lessee from all liability for damages by reason of any injury to any person or property while in or upon the leased premises; and Lessee shall, at its own expense during the term of the lease, carry in full force and effect public liability insurance covering the Lessor as well as Lessee.

         B.      Insurance

         12.02 Lessee agrees to provide, at its expense, tenants liability insurance, and to furnish Lessor a certificate of such insurance, with limits of $100,000.00 for injury to any one person and $300,000.00 for injuries sustained in any one accident, and with property damage limits of $25,000.00, which policy shall provide, as a condition for cancellation, for ten (10) days advance written notice to Lessor and shall name as additional insured, the Lessor, and the Iberia Parish Council.

         12.03 In addition to the above, Lessee shall provide the minimum insurance requirements as listed below:

         (a)     Comprehensive Public Liability and Property Damage:

                 (i) Bodily Injury (each accident) $25,000,000.00 any one offense and aggregate annually;

                 (ii) General Liability and Property Damage: $50,000,000.00 combined single limit, any one occurrence/offense and annual aggregate including products, grounding and completed operations;

         (b)     Motor Vehicle Liability: $1,000,000.00 combined single limit;

         (c) Workmen's Compensation and Employer's Liability: Up to Statutory Limit

         (d) Hangar Keepers Liability Coverage: $15,000,000.00 any one aircraft, $30,000,000.00 any one occurrence subject to $15,000,000.00 deductible each and every loss;

         (e) Fire and Extended Coverage on all buildings and improvements located on the leased premises in an amount of 80% of replacement cost of the improvements. Replacement cost is defined as cost to replace the buildings and





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                 improvements with like materials and like configuration, but in no case less than $250,000.00. The Lessee shall be allowed to determine the deductible on this all risk coverage, but Lessee shall be fully responsible for the payment of any and all deductibles, whatever they may be. Flood and earthquake coverage shall not be a requirement of this section. Said policy shall provide, as a condition for cancellation, ten
                 (10) days advance written notice to Lessor and shall name Lessor and the Iberia Parish Council as additional insureds under the policy.

         12.04 In the event the said leased premises or any part thereof are damaged or destroyed by fire, tornado, or other casualty, so as to render the same untenantable and said premises cannot be repaired or restored by the Lessor within ninety (90) days after the happening of such event, then this lease contract shall terminate and rent shall be paid only to the date of such damage or destruction.

         12.05 In the event said premises can be repaired or restored by Lessor within ninety (90) days then the Lessor shall immediately repair said damage at its costs and this lease shall not terminate, but rent shall abate while said premises are being repaired or restored.

         12.06 In the event said premises are damaged by fire, tornado or other casualty, but not rendered wholly untenantable thereby, this lease shall not terminate, but the Lessor shall immediately repair the damage at its own costs and rent shall abate as to that portion of the premises which are rendered untenantable from the date of such damage until said premises are restored and rendered satisfactory for occupancy by the Lessee.

         12.07 Lessee shall cause any and all policies of insurance obtained by it, including bailee coverage, covering movable property (including aircraft) located on the leased premises or on the adjoining aircraft apron areas or used in connection with Lessee's operations conducted thereon and therefrom to contain a waiver of subrogation, (excepting negligence) against Lessor and the Iberia Parish Council, their individual members, the Airport Director and their employees and agents.

         12.08 In the event Lessee fails to procure any of the insurance required hereunder, Lessor may, at its option, cause such insurance to be issued at the cost and expense of Lessee, and all sums advanced for such purpose shall be due Lessor as charges and expenses, payable on or before the first day of the month following written notice thereof to Lessee.

ARTICLE XIII. NON-DISCRIMINATION

         13.00 The Lessee, in exercising any of the right or privileges herein granted to it shall not on the grounds of age, race, color, creed, sex, national origin or physical condition discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 21 of the Regulations of the Secretary of Transportation. The Lessor is hereby granted the right to take such actions to correct anything to the contrary herein notwithstanding, as the United States may direct to enforce this non-discrimination covenant.

         13.01 Lessee, as an Aviation Specialty Shop operator, will furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge, fair, reasonable and not unjustly charge discriminatory prices for each unit or service; PROVIDED, THAT the Lessee may be allowed to make reasonable and non-discriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

         13.02 Lessee shall make its accommodations and/or services available to the public on fair and reasonable terms without unjust discrimination on the basis of age, race, creed, color, sex, national origin or physical condition.

         13.03 Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of age, race, color, creed, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Lessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. The Lessee assures that it will require that its covered sub-organizations provide assurances to the Lessee that they similarly will undertake affirmative action program and that they will require assurances from their sub-organizations, as required by 14 CFR
Part 152, Subpart E, to the same effect.

         13.04 The Lessor is granted the right to take such actions to correct anything to the contrary herein notwithstanding, as the United States may direct to enforce this non-discrimination covenant. Non-compliance of the above non-discrimination provisions shall constitute a material breach and subject the lease to immediate termination.

         13.05 Non-compliance with paragraphs 13.00, 13.01, 13.02, 13.03 and 13.04, above shall constitute a material breach thereof and in the event of such non-compliance, Lessor shall have the right, subject to the provisions of
Article XIX hereof, to terminate this lease and operating agreement and the estate hereby created without liability therefor, or at the election of Lessor or the United States, either or both said governments shall have the right to judicially enforce said paragraphs 13.00, 13.01, 13.02, 13.03 and 13.04.

         13.06 Lessee agrees to insert the above five provisions namely paragraphs 13.00, 13.01, 13.02, 13.03 and 13.04 of this Article XIII, in any lease, agreement or contract, by which said Lessee grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the premises herein leased.

ARTICLE XIV. LESSOR'S RESERVED RIGHTS AND LESSEE'S PROTECTION

         14.00 Lessor reserves the right to further develop or improve the aircraft operating areas of the Airport as it sees fit and to take any action it considers necessary to protect the aerial approaches to the Airport against obstructions, together with the right to prevent Lessee from erecting or permitting to be erected, any building or other structure, including signs and lighting fixtures, on the Airport which, in the opinion of Lessor, would limit the usefulness of the Airport or constitute a hazard to aircraft.

         14.01 During the time of war or national emergency, Lessor shall have the right to lease the Airport or any part thereof to the United States Government for military or naval use, and if any such lease is executed, the provisions of this instrument insofar as they are inconsistent with the lease to the government shall be suspended, and in that event a just and proportionate part of the rent hereunder shall be abated.

         14.02 Any other provisions of this lease notwithstanding, this lease shall be subordinate to the provisions of any existing or future agreement between Lessor and the United States, relative to the operation or maintenance of the Airport, the terms and execution of which has been or may be required as a condition precedent to the expenditure or reimbursement to Lessor of Federal funds for the development of the Airport.

         14.03 The Lessor reserves the right, but shall not be obligated to the Lessee, to maintain and keep in repair the landing area of the Airport and all publicly-owned facilities of the Airport, together with the right to direct and control all activities of the Lessee in this regard.

         14.04   In the event Lessor's exercise of the rights reserved under
Article XIV shall render it impossible or impracticable for Lessee to conduct business as an Aviation Specialty Shop Operator at the leased premises as contemplated hereunder, Lessee shall have the option, exercisable by giving 90 days written notice to Lessor, of terminating this lease.

ARTICLE XV. NOTICES, CONSENTS AND APPROVALS

         15.00 Notices or other communications to Lessor pursuant to the provisions hereof shall be sufficient if sent by registered or certified United States mail, postage prepaid, addressed to the:

                        IBERIA PARISH AIRPORT AUTHORITY

                                  510 AVENUE C

                          NEW IBERIA, LOUISIANA 70560

and to Lessee as follows:

                              PRIDE AVIATION, INC.

                               3725 HANGAR DRIVE

                              NEW IBERIA, LA 70560

ARTICLE XVI. COVENANT TO BIND LESSOR AND LESSEE

         16.00 This lease and operating agreement and all of the covenants and conditions contained herein shall be binding upon Lessor and Lessee and upon their respective heirs, executors, administrators, successors and assigns.

ARTICLE XVII. SUBLETTING, ASSIGNMENT AND MORTGAGE

         17.00 Any mortgage, pledge, hypothecation, encumbrance, transfer, sublease or assignment (hereinafter in this lease referred to collectively as "encumbrance") of Lessee's interest in the premises or any portion thereof must first be approved in writing by the Authority. If Lessee grants an encumbrance without first obtaining approval of the Lessor, such act shall constitute a material breach of this lease and Lessor may terminate this lease.

         17.01 No mortgage, pledge, hypothecation or encumbrance shall bear against immovable property owned or operated by the Authority. Lessee does not have authority, right, or privilege to mortgage lands, buildings or improvements existing prior to the effective day of the lease. An encumbrance which has not received prior approval by Authority in writing as aforesaid shall be void and of no force and effect.

         17.02 Any mortgage, pledge, hypothecation, encumbrance, deed of trust or instrument offering such land and/or buildings for security without obtaining the prior written consent of said agency is null and void and shall have no force or effect.

         17.03 Should Authority consent to any encumbrance, such consent shall not constitute a waiver of any of the condition, terms and covenants of this lease. Such terms, covenants, or conditions shall apply to each and every encumbrance hereunder and shall be severally binding upon each and every encumbrancer, assignee, transferee, subtenant, or other successor in interest of Lessee.

         17.04 Any document to transfer, sublet, assign or encumber the premises or any part thereof shall incorporate directly or by reference all the provisions of this lease.

         17.05 Occupancy of the premises by a prospective transferee, sublessee, assignee, assignment or encumbrancer before approval of the transfer, sublease, assignment or encumbrance by Authority is deemed an unauthorized activity and shall constitute a breach of this lease. Failure of Lessee to cease, remove or prohibit an unauthorized activity after notification by Lessor in writing shall constitute a material breach of this lease and shall be grounds for termination.

         17.06 Authority agrees that it will not arbitrarily withhold consent to any encumbrance, but Authority may withhold consent at its discretion if any of the following conditions exist:

                 1. Lessee or any of his successors or assigns is in default as to any term, covenant, or condition of this lease, whether notice of default has or has not been given by Authority;

                 2. The prospective encumbrancer has not agreed in writing to keep, perform, and be bound by all the terms, covenants and conditions of this lease;

                 3. All the terms, covenants and conditions of the encumbrance including the consideration therefor of any and every kind have not been revealed in writing to Authority;

                 4. In any event, Lessee shall not be released from the obligations of this lease;

                 5. The nonrefundable processing fee of $500.00 required by Lessor has not been paid to Lessor; or

                 6. Any member of the local, state or Federal government, or any resident Commissioner of the Lessor be admitted to any share or part of this agreement or to any benefit that may arise hereunder. This provision shall not be construed to extend to agreements made with a corporation for the general benefit of any such party.

         17.07 An application fee of $500.00 shall be paid to Authority for processing a request to mortgage, pledge, hypothecate, encumber, assign, transfer or sublease. This application fee shall be due upon application and shall not be refundable.

         17.08 Notwithstanding the provisions of Article XVI, Authority agrees upon written request by Lessee to execute its written consent to an assignment of this lease to an assignee to secure the beneficial interest of a lender for the purpose of financing, construction, development, or operations on the airport upon and subject to the following covenants and conditions:

                 1. Upon application for approval of an encumbrance, Lessee shall furnish Authority a complete copy of the encumbrance and note to be secured thereby, together with the name and address of the proposed holder hereof;

                 2. Said assignee and all rights acquired by said assignee under said encumbrance shall be subject to each and every covenant, condition and restriction set forth in this lease and to all the rights and interests of Authority, thereunder except as herein otherwise provided;

                 3. In the event of any conflict between the provisions of this lease and the provisions of any such encumbrance, the provisions of this lease shall govern and control; and

                 4. Upon and immediately after the recording of an encumbrance affecting the premises, Lessee, at Lessee's expense, shall cause to be recorded in the Office of the Clerk of Court, Iberia Parish, Louisiana, a written request by Authority for notice of default and of any notice of seizure and/or sale under the encumbrance as provided by the statutes of the State of Louisiana relating thereto.

         17.09 Authority agrees that it will not terminate this lease because of a default or breach on the part of Lessee if the assignee under any encumbrance to which Authority has given its consent, within sixty (60) days after service of written notice on the assignee by Authority of its intention to terminate this lease for such default or breach, shall:

                 1. Cure such default or breach if the same can be cured by the payment or expenditure of money required to be paid under the terms of this lease; and

                 2. Keep and perform all of the covenants and conditions of this lease requiring the payment of expenditure of money by Lessee until such time as the security shall be sold upon foreclosure pursuant to the encumbrance or shall be released or reconveyed thereunder; provided, however, that if the assignee shall fail or refuse to comply with any or all of the provisions of this paragraph, then and thereupon, Authority shall be released from its covenant of forbearance.

         17.10 In the event of default not curable as aforementioned, assignee shall commence steps and proceedings for the exercise of the power of seizure and sale under and pursuant to the encumbrance and in the manner provided by law, but assignee will first offer and Authority shall have the option to purchase, all rights, titles, and interests in the security encumbered under said encumbrance directly from assignee and without public sale for the then outstanding balance due on the note or notes secured by said encumbrance.

         17.11 In the event Authority does not exercise its option to purchase from the assignee as provided above, then the prior written consent of Authority shall not be required and transfer or conveyance may occur under the following conditions:

                 a. The transfer of the security at foreclosure sale pursuant to an encumbrance by judicial foreclosure or by an assignment in lieu of foreclosure; or,

                 b. To any subsequent transfer by the assignee if the assignee is an established bank, savings and loan association or insurance company, and is the purchaser at such foreclosure sale, provided that in such event, the assignee forthwith gives notice to Authority in writing of any such transfer, setting forth the name and address of the transferee, the effective date of such transfer, and the express agreement of the transferee assuming and agreeing to perform all of the obligations under this lease, and submits to Authority a copy of the document or transfer.

         17.12 Lessee for itself, its representatives, successors in interest, and assigns, as a part of the consideration hereby covenant and agree as a covenant running with the land, that:

                 1. No person on the grounds of race, color, creed, age, sex, national origin or physical condition shall be excluded from participation, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities;

                 2. That in the furnishing of services thereon, no person on the grounds of race, color, creed, age, sex, national origin or physical condition shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination;

                 3. That Lessee shall use the premises in compliance with all other requirements imposed by pursuant to Title 49, Code of Federal Regulations of the Department of Transportation, Subtitle VI of the Civil Rights Act of 1964, and as said regulations may be amended; and

                 4. That in the event of a breach of any of the above non-discrimination covenants, Authority shall have the right to terminate the lease and to re-enter and repossess said land and the facilities thereon, and hold the same as if said lease had never been made or issued.

         17.13 Authority reserves the right to further develop or improve the landing area of the Airport as it sees fit, regardless of the desire or view of the Lessee, but without unreasonable interference or hinderance to Lessee.

         17.14 Authority reserves the right, but shall not be obligated to Lessee to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with all the right to direct and control all activities of Lessee in this regard.

ARTICLE XVIII. RIGHTS OF THE UNITED STATES GOVERNMENT

         18.00 This lease shall be subordinate to the provisions and requirements of any existing agreement between Authority and the United States relative to the development and maintenance of the Airport. In the event Lessor's exercise of the rights reserved here under shall render it impossible or impracticable for Lessee to conduct business as an Aviation Specialty Shop at the leased premises as contemplated hereunder, Lessee shall have the option, exercisable by giving 90 days written notice to Lessor, of terminating this lease.

         18.01 Lessee agrees to comply with the notification of and review requirements covered in Part 77 of the Federal Aviation Regulations in the event any future structure or building is planned or alteration of any present or future building or structure situated on the premises.

         18.02 It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of section 308 of the Federal Aviation Act of 1958.

         18.03 There is hereby reserved by Authority, its successors and assigns, for the use and benefit of the public, a right of flight for passage of aircraft in the airspace above the surface of the premises hereby leased together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in the air, using said airspace for landing at, taking off from or operating on the Airport, subject to applicable controlling flight restrictions.

         18.04 Lessee by accepting this lease expressly agrees for itself, its successors and assigns that it will not erect nor permit the erection of any structure or object or permit the growth of any tree on the land leased hereunder above a mean sea level elevation of 59 feet. In the event the aforesaid covenant is breached, Lessor reserves the right to enter upon the land leased hereunder and remove the offending tree or structure, all of which shall be at the expense of Lessee.

         18.05 Lessee by accepting this lease expressly agrees for itself, its successors and assigns that it will not make use of the premises in any manner which might interfere with the landing and taking off of aircraft from the Airport, or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Lessor reserves the right to enter upon the premises hereby leased and cause the abatement of such interference at the expense of Lessee.

         18.06 This lease and all provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operations and regulation of said Airport.

         18.07 The Lessee and any sublessees/assignees for whom a "Consent to Sublease" is required by the Authority, maintaining a business located within Iberia Parish and using such business location in any manner connected with this lease, shall comply with the Affirmative Action Plan Program requirements.

         18.08 This lease shall be subordinate to and subject to the terms, conditions, restrictions, and other provisions of any existing permit, lease and/or agreement between the Authority and the United States of America and/or any other local, State or Federal agency, relative to the control, operation or maintenance of the Airport, the execution of which has been or will be required as a condition precedent to the operation or control of, or to the expenditure of Federal funds for the Airport. Lessee agrees to be bound by such terms, conditions, restrictions or provisions.

         18.09 Lessee warrants that no improvements shall be erected, placed upon, operated nor maintained within the premises, nor any business or other activity conducted or carried on therein or therefrom, in violation of the terms of this lease, or of any regulation, order of law, statute, by-law, or ordinance of a governmental agency having jurisdiction and any breach of said warranty shall constitute a breach of this lease.

ARTICLE XIX. TERMINATION BY LESSOR AND WAIVER OF BREACH

         A.      Termination by Lessor

         19.00 In the event that Lessee shall fail to perform, keep and observe any of the terms, covenants or conditions herein contained, Lessor may give written notice to Lessee to use due diligence to correct such condition or default, and if Lessee fails to correct such condition or default within thirty
(30) days after receipt of such notice, Lessor may terminate this agreement by giving ten (10) days notice thereof.

         19.01 No default on the part of the Lessee shall be deemed to continue so long as Lessee shall have taken action to correct the same and shall be diligently prosecuting such action.

         19.02 In any case, where Lessor shall be entitled hereunder to terminate this lease agreement for failure of the Lessee to correct or cure a default after due notice, Lessor may, as an alternative to termination of the lease agreement, perform the obligation imposed under this lease and operating agreement for the account of and at the expense of the Lessee and the same shall be paid by Lessee as additional charges due under the lease.

         19.03 Lessor may terminate this agreement and all of its obligations hereunder by giving Lessee ten (10) days written notice upon or after filing by Lessee of a voluntary petition in bankruptcy.

         19.04 Lessor may terminate this agreement and all of its obligations hereunder by giving Lessee sixty (60) days written notice upon or after failure of Lessee to vacate or set aside the following:

                  a. If involuntary proceedings in bankruptcy be instituted against the Lessee and the Lessee is thereafter adjudicated a bankrupt pursuant to such proceedings;

                  b. If a court shall take jurisdiction of the Lessee pursuant to proceedings brought under the provisions of any Federal Reorganization Act; or

                  C.      If a receiver of Lessee's assets be appointed.

         19.05 Lessor may terminate this agreement and all of its obligations hereunder by giving Lessee ten (10) days written notice upon the happening of either or both of the following events:

                  a.      If Lessee shall voluntarily abandon and
                          discontinue the conduct and operation of its service at the Airport for a continuous period of 30 days; or

                  b. If Lessee shall abandon any of the premises leased to it hereunder at any time, except when such abandonment be caused by fire, flood, earthquake, war, strike or other calamity beyond Lessee's control.

         B.      Waiver of Breach

         19.06 No waiver by Lessor of any of the terms, covenants, or conditions hereof to be performed, kept or observed by Lessee shall be construed to be or act as a waiver of any subsequent default of the terms, covenants, and conditions. The acceptance of rental by Lessor for any period or periods after default of any of the terms, conditions, or covenants shall not be deemed a waiver of any right on the part of the Lessor to cancel this agreement for failure by Lessee to perform, keep or observe any of the terms, covenants or conditions of this agreement.

ARTICLE XX. SURRENDER OF PREMISES

         20.00 Lessee agrees, that upon the expiration of the terms of this agreement or sooner cancellation thereof, to vacate the leased premises. All buildings and improvements thereon will be delivered to the Lessor in good condition reasonable wear and tear accepted.

         20.01 Lessee shall be allowed to remove trade and fixtures not of a permanent nature so long as the leased premises is not damaged or defaced by said removal.

         20.02 If Lessee fails to remove fixtures and improvements more than ninety (90) days after the expiration of the lease, Lessor shall remove same at the cost of the Lessee.

         20.03 All improvements of a permanent nature made by Lessee during the term of the lease or any extension thereof shall become property of the Lessor at the expiration of the lease.

ARTICLE XXI. PRIOR AGREEMENTS AND AMENDMENTS

         21.00 Lessor and Lessee agree that this lease and operating agreement contains all that is applicable to Lessee's operation of an Aviation Specialty Shop operator at Acadiana Regional Airport and that all other prior agreements relative thereto are ineffective.

ARTICLE XXII. CAPTIONS

         22.00 Lessor and Lessee agree that all headings in this lease and operating agreement are used solely for convenience and shall be disregarded in the construction of the agreement.

ARTICLE XXIII. COVENANTS AND CONDITIONS

         23.00 Lessor and Lessee agree that each provision of this lease and operating agreement which is performable by the Lessee and Lessor is herewith deemed a covenant and a condition of this lease and operating agreement.

ARTICLE XXIV. VENUE

         24.00 Both parties agree that this agreement shall be construed pursuant to the laws of the State of Louisiana and the venue for returns at law or equity upon or affecting this lease and agreement shall be Iberia Parish, Louisiana.

ARTICLE XXV. PARTIAL INVALIDITY

         25.00 If any section, clause, sentence, word, or provisions of this lease or the application thereof to any party or circumstances shall, to any extent, be or become invalid or illegal, and such provision shall thereby become null and void, the remainder of this lease shall not be affected thereby, and each remaining provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

  THIS DONE AND SIGNED at New Iberia, Louisiana on this 2nd day of Oct, 1991.

WITNESSES                                  IBERIA PARISH AIRPORT AUTHORITY

/s/  M.I. LASSERRY, JR.                    By: /s/ WILTZ P. SEGURA
------------------------------                ---------------------------------
                                               Wiltz P. Segura, Chairman
/s/  GLADYS G. LANDRY
------------------------------             PRIDE AVIATION, INC.

/s/  M.I. LASSERRY, JR.                    By: /s/ FRANK RICE
------------------------------                ---------------------------------
                                              Frank Rice,  President and
/s/  GLADYS G. LANDRY                         Chief Executive Officer
------------------------------




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